Exhibit 99.2

INDEPENDENT
BANK GROUP

INDEPENDENT BANK GROUP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IBTX2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by no later than the time the polls close for voting at the meeting for your vote to be counted at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54323-S92297 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INDEPENDENT BANK GROUP, INC.

This proxy is solicited on behalf of the Board of Directors of Independent Bank Group, Inc. ("IBTX") and will be voted FOR proposal 1, FOR proposal 2 and FOR proposal 3 unless otherwise indicated:	**For**	**Against**	**Abstain**
1. **The IBTX merger proposal:** to approve the Agreement and Plan of Merger, dated as of May 17, 2024, by and between SouthState Corporation ("SouthState") and IBTX, and the transactions contemplated thereby, including the merger of IBTX with and into SouthState (the "merger");	☐	☐	☐
2. **The IBTX compensation proposal:** to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to IBTX's named executive officers that is based on or otherwise relates to the merger; and	☐	☐	☐
3. **The IBTX adjournment proposal:** to adjourn or postpone the IBTX special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the IBTX merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of IBTX common stock.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com. V54324-S92297 INDEPENDENT BANK GROUP, INC. Special Meeting of Shareholders August 14, 2024 at 10:30 a.m. Central Time This proxy is solicited by the Board of Directors The undersigned shareholder hereby appoints David R. Brooks, Paul B. Langdale, and Mark S. Haynie (the “Named Proxies”) and each or either of them, as the true and lawful attorneys and agents, with full power of substitution and revocation, to vote as proxy all shares of common stock, par value $0.01 per share, of Independent Bank Group, Inc. owned of record by the undersigned and otherwise to act on behalf of the undersigned at the Independent Bank Group, Inc. special meeting of shareholders and any adjournment thereof in accordance with the direction set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof. This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the IBTX merger proposal; (2) FOR the IBTX compensation proposal; and (3) FOR the IBTX adjournment proposal. Continued and to be signed on reverse side

INDEPENDENT BANK GROUP, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTING INSTRUCTIONS
Voting card instructions for those holding shares in the Independent Bank 401(k) Profit Sharing Plan must be received by the 401(k) Plan trustee by no later than 11:59 p.m. Eastern Time on August 9, 2024.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IBTX2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by no later than the time the polls close for voting at the meeting for your vote to be counted at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54325-S92297 KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INDEPENDENT BANK GROUP, INC.

This proxy is solicited on behalf of the Board of Directors of Independent Bank Group, Inc. ("IBTX") and will be voted FOR proposal 1, FOR proposal 2 and FOR proposal 3 unless otherwise indicated:	**For**	**Against**	**Abstain**
1. **The IBTX merger proposal:** to approve the Agreement and Plan of Merger, dated as of May 17, 2024, by and between SouthState Corporation ("SouthState") and IBTX, and the transactions contemplated thereby, including the merger of IBTX with and into SouthState (the "merger");	☐	☐	☐
2. **The IBTX compensation proposal:** to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to IBTX's named executive officers that is based on or otherwise relates to the merger; and	☐	☐	☐
3. **The IBTX adjournment proposal:** to adjourn or postpone the IBTX special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the IBTX merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of IBTX common stock.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com. V54326-S92297 INDEPENDENT BANK GROUP, INC. Special Meeting of Shareholders August 14, 2024 at 10:30 a.m. Central Time This voting instruction card is solicited on behalf of the trustee of the Independent Bank 401(k) Profit Sharing Plan This voting instruction card serves to instruct the plan trustee under the Independent Bank 401(k) Profit Sharing Plan (the 401(k) Plan), to vote, as designated herein, all the shares of stock of Independent Bank Group, Inc. entitled to be voted by the undersigned participant under the terms of such 401(k) Plan with respect to the Independent Bank Group, Inc. special meeting of shareholders to be held on August 14, 2024. The undersigned, in giving such instructions, will act as a named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the 401(k) Plan as to which the trustee receives no instructions and (c) a proportionate share of such shares held in the 401(k) Plan that have not been allocated to any participants in the 401(k) Plan. This voting instruction card, when properly executed, will be voted by the plan trustee as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the plan trustee in accordance with the terms of the 401(k) Plan and applicable law. The deadline for 401(k) Plan participants to provide voting instructions to the 401(k) Plan trustee is 11:59 p.m. (ET) on August 9, 2024. This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the IBTX merger proposal; (2) FOR the IBTX compensation proposal; and (3) FOR the IBTX adjournment proposal. Continued and to be signed on reverse side